Exhibit 99.2

Airgain Company Contact

Jules Cassano

Director of Marketing

Airgain, Inc.

media@airgain.com

Airgain Investor Contact

Matt Glover

Gateway Group, Inc.

+1 949 574 3860

AIRG@gatewayir.com

Airgain® Acquires NimbeLink™, a Leader in Edge-based Cellular Connectivity Solutions for the Industrial Internet of Things

•	Acquisition Significantly Expands Airgain’s Growth in its Enterprise Market with Cellular-based Edge Devices and Platform Software for Industrial IoT and M2M Applications
•	Conference Call Scheduled for Today, January 7 at 5:00 PM ET

SAN DIEGO, CA. – January 7, 2021 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise, and automotive, has acquired privately-held NimbeLink Corp., a leader in cellular industrial Internet of Things solutions and services. The addition of NimbeLink’s embedded modem products and asset tracking solutions is key to Airgain’s ongoing strategy to expand its penetration of the multi-billion-dollar Industrial IoT and M2M (machine-to-machine) markets.

NimbeLink Overview

Headquartered in Plymouth, MN, and founded in 2013, NimbeLink is a trusted partner for edge-based cellular connectivity Industrial IoT solutions. NimbeLink’s certified Skywire® cellular modems enable original equipment manufacturers (OEMs) to dramatically reduce their cellular development time. NimbeLink develops and markets complete edge-to-enterprise asset tracking solutions that are precisely configured to customers’ use cases and applications such as location tracking, inventory management, and resource optimization. Established in 2013, NimbeLink has sold more than 400,000 units over the last two years and its patented products have been deployed for thousands of end customers through multiple partner relationships. Based on preliminary, unaudited results, NimbeLink expects to report $12.5 million in revenue and $0.1 million in adjusted EBITDA for the fiscal year ended December 31, 2020 (see note below regarding “Use of Non-GAAP Financial Measures,” for further discussion of this non-GAAP measure).

Acquisition Expectations and Rationale

•	Accelerates Airgain’s Enterprise Market Growth
•	Extends AirgainConnect® Platform Breadth and Opportunity
•	Extends NimbeLink Salesforce Reach Internationally
•	Allows NimbeLink to Address Larger Design Win Opportunities
•	Opportunities to Improve NimbeLink Product Performance through Airgain Antenna System Enhancements
•	Increases Revenue Scale and Diversification

Through the combined product offering, Airgain plans to accelerate new wireless product and solution development to expand its market footprint while creating new and expansive revenue opportunities.

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NimbeLink’s expertise in cellular modem integration, carrier certification, and cloud management software is expected to enable the rapid realization of the company’s global vision for the AirgainConnect® antenna-modem platform. Airgain’s global presence will provide the means to extend NimbeLink’s salesforce reach internationally and is expected to bring larger design win opportunities. In addition, NimbeLink’s asset tracking and embedded cellular modem products are expected to leverage Airgain’s advanced antenna design and integration expertise to improve wireless performance.

“We are proud to welcome NimbeLink to the Airgain team and look forward to strengthening our enterprise offering with proven edge-based cellular connectivity solutions for Industrial IoT and M2M applications,” said Jacob Suen, Airgain’s President and Chief Executive Officer. “NimbeLink is an excellent fit with our business and will play an important role in our overall growth strategy to broaden market diversification and extend the development of the AirgainConnect antenna-modem platform. The sum of the parts is truly greater than the individual pieces and together, we believe the combined company significantly advances our strategic mission to deliver higher levels of integrated wireless system solutions globally.”

Scott Schwalbe, NimbeLink’s Co-Founder and Chief Executive Officer, commented: “We are very excited about what the combined strength of Airgain and NimbeLink will bring to our cellular connectivity and asset tracking customers. Airgain’s high performance antenna technology complements NimbeLink’s portfolio of cellular technology and will provide our customers with the benefit of enhanced product performance and a broader reach into global markets. Together, we will build upon our core competencies and advance forward-thinking Industrial IoT development and design at the network edge.”

Financial Details and Outlook

Under the terms of the transaction agreement, Airgain acquired all of the outstanding capital stock of NimbeLink for an upfront cash purchase price of approximately $15 million, subject to working capital and other customary adjustments, and NimbeLink’s former equityholders have the potential to earn up to an additional $8 million in cash based on achievement of certain revenue targets for fiscal year 2021. The transaction was financed by Airgain’s existing cash. The acquisition was signed and simultaneously closed on January 7, 2021. On a pro forma basis, taking into effect the NimbeLink acquisition, as of January 7, 2021, Airgain expects to have approximately $23.0 million of cash and cash equivalents and no debt.

NimbeLink management expects to report unaudited revenue of $12.5 million for the fiscal year ended December 31, 2020. The acquisition of NimbeLink is expected to be accretive to Airgain’s non-GAAP earnings per share immediately in Q1 2021 and is expected to enhance Airgain’s long-term revenue growth potential (see note below regarding “Use of Non-GAAP Financial Measures,” for further discussion of this non-GAAP measure).

These estimates are preliminary and unaudited, and are therefore subject to change.

Acquisition Conference Call Information

Management will discuss the acquisition on a conference call today (January 7, 2021) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time).

Please follow the below link to register for the conference call. Upon registering, you will be provided call details with a unique ID.

Registration: http://www.directeventreg.com/registration/event/1359209

For participants who would like to join the conference call via telephone, please register by dialing 1-888-869-1189 or 1-706-643-5902.

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3611 Valley Centre Drive, Suite 150
San Diego, CA 92130 USA

+1 760 579 0200

The conference call will be broadcast simultaneously and available for replay here and via the investor relations section of the company's website.

A replay of the call is available after 8:00 p.m. Eastern on the same day through February 6, 2021.

U.S. replay dial-in: 1-855-859-2056 or 1-404-537-3406
Conference ID: 1359209

If you have any difficulty connecting with the conference call, please contact Airgain’s IR team at 1-949-574-3860.

About Airgain, Inc.

Airgain is a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise, and automotive. Combining design-led thinking with testing and development, Airgain works in partnership with the entire ecosystem, including carriers, chipset suppliers, OEMs, and ODMs. Airgain’s antennas are deployed in carrier, fleet, enterprise, residential, private, government, and public safety wireless networks and systems, including set-top boxes, access points, routers, modems, gateways, media adapters, portables, digital televisions, sensors, fleet, and asset tracking devices. Airgain is headquartered in San Diego, California, and maintains design and test centers in the U.S., U.K., and China. For more information, visit airgain.com, or follow us on LinkedIn and Twitter.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. These forward-looking statements include statements regarding: the expected benefits of the acquisition of NimbeLink, including the benefits of the combined product offering and the ability for Airgain to execute its growth strategy, expand its market footprint and expand the reach and design win opportunities; the strategies, prospects, plans, expectations or objectives of Airgain and NimbeLink for future operations; statements regarding Airgain’s strategy to expand its penetration of the Industrial IoT and M2M markets; and expectations that the acquisition will be accretive to Airgain’s non-GAAP earnings per share in Q1 2021. In addition, the financial results expected to be reported for NimbeLink for the year ended December 31, 2020 are preliminary and unaudited, and are therefore subject to change. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: risks and uncertainties related to the acquisition of NimbeLink, including any costs, expenses or difficulties related to the acquisition; risks associated with integrating the NimbeLink business into our current business; the failure to realize the expected benefits and synergies of the acquisition in the expected timeframes or at all; the inability to retain key personnel; the acquisition may negatively affect our operating results, financial condition or cash flows, including as a result of the assumption of known and unknown liabilities; adjustments to the financial results in connection with completion of financial closing procedures and an audit for the fiscal period; the COVID-19 pandemic may continue to disrupt and otherwise adversely affect our operations and those of our suppliers, partners, distributors and ultimate end customers, and the overall market that our antennas are used in, as well as adversely affecting the general U.S. and global economic conditions and financial markets, and, ultimately, our sales and operating results; risks associated with quality and timing in

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3611 Valley Centre Drive, Suite 150
San Diego, CA 92130 USA

+1 760 579 0200

manufacturing our products and our reliance on third-party manufacturers; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission, including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

This press release and the related acquisition conference call contain certain forward-looking non-GAAP financial measures of NimbeLink, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), as well as non-GAAP EPS for Airgain.

In computing Adjusted EBITDA and non-GAAP EPS, stock-based compensation expense, which represents non-cash charges for the fair value of stock awards; acquisition-related costs; other income, which includes, forgiveness of funds received from the Paycheck Protection Program, and interest income offset by interest expense; depreciation and/or amortization; and provision for income taxes are excluded. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash operating expenses, Airgain believes that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between its core business operating results, including those of NimbeLink, and those of other companies, as well as providing it with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time. Airgain management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of its control and are not necessarily reflective of operational performance during a period. With respect to these preliminary, forward-looking non-GAAP financial measures that are expected to be reported for the relevant fiscal periods, reconciliations to the comparable GAAP measure are not included because the companies are unable to quantify certain amounts that would be required to be included in the comparable projected GAAP measures without unreasonable effort. In addition, NimbeLink and Airgain believe that such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Non-GAAP financial measures contained in this press release may not provide information that is directly comparable to that provided by other companies in Airgain’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA and non-GAAP EPS are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. NimbeLink and Airgain do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results.

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3611 Valley Centre Drive, Suite 150
San Diego, CA 92130 USA

+1 760 579 0200